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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) January 19, 1999


                              AT HOME CORPORATION
             (Exact name of registrant as specified in its charter)


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
                Delaware                     000-22697            77-0408542
     (State or other jurisdiction           (Commission       (I.R.S. Employer
           of incorporation)                File Number)     Identification No.)

             425 Broadway
       Redwood City, California                                    94063
(Address of principal executive offices)                         (Zip Code)
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Registrant's telephone number, including area code  (650) 569-5000


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ITEM 5. OTHER EVENTS

               On January 19, 1999, Excite, Inc. ("Excite"), At Home Corporation (the "Company") and Countdown Acquisition Corp. ("Merger Sub") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Excite, with Excite to survive the Merger and to become a wholly owned subsidiary of the Company. Each outstanding share of Excite's common stock will be exchanged for approximately 1.0419 shares (the "exchange ratio") of our Series A common stock, and options and warrants to purchase Excite capital stock will be exchanged for options or warrants, as applicable, to purchase shares of the Company's Series A common stock according to the exchange ratio. Also, any outstanding convertible debt of Excite will be convertible into shares of the Company's Series A common stock according to the exchange ratio. The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. Following the transaction, George Bell will continue as Chief Executive Officer of the Excite subsidiary, and will report to Tom Jermoluk, Chairman and Chief Executive Officer of the Company. In addition, Mr. Bell will be appointed as a member of the Company's Board of Directors.

               In connection with the execution of the Merger Agreement, Excite and the Company entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which Excite granted to the Company an option to purchase up to 19.9% of the outstanding shares of Excite common stock, which option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement.

               A copy of the Merger Agreement and a copy of the Stock Option Agreement are included in this report as Exhibit 2.01 and 2.02, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.01. The merger is subject to several conditions, including approval by both companies' stockholders and the expiration of applicable waiting periods under certain antitrust laws.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial statements
                --------------------

                The following documents appear as Exhibit 99.02 to this Current Report on Form 8-K and are incorporated herein by reference:

                Excite, Inc.'s consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (net capital deficiency) and cash flows for each of the three years in the period ended December 31, 1998.


        (b)     Unaudited pro forma condensed combined financial information
                ------------------------------------------------------------

                The following documents appear as Exhibit 99.03 to this Current Report on Form 8-K and are incorporated herein by reference:

                (i) Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998

                (ii) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998.


        (c)     Exhibits
                --------
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                2.01    Agreement and Plan of Reorganization, dated as of
                        January 19, 1999, among the Company, Countdown Acquisition Corp. and Excite
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                2.02    Stock Option Agreement, dated as of January 19,
                        1999, between Excite and the Company

               23.01    Consent of Ernst & Young LLP, Independent Auditors

               99.01    Joint Press Release dated January 19, 1999

               99.02    Financial Statements for Excite, Inc.

               99.03    Unaudited Pro Forma Condensed Combined Financial
                        Information
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                                    SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 1999

                                       AT HOME CORPORATION



                                       By: /s/ Kenneth A. Goldman
                                           -------------------------------------
                                           Kenneth A. Goldman
                                           Senior Vice President and Chief
                                           Financial Officer
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                                  EXHIBIT INDEX


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Exhibit
  2.01 Agreement and Plan of Reorganization dated as of January 19, 1999 among the Company, Countdown Acquisition Corp. and Excite

  2.02 Stock Option Agreement, dated as of January 19, 1999, between Excite and the Company

 23.01    Consent of Ernst & Young LLP, Independent Auditors

 99.01    Press release of the Company released January 19, 1999

 99.02    Consolidated Financial Statements of Excite, Inc.

 99.03    Unaudited Pro Forma Condensed Combined Financial Information
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